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                                                                  Exhibit 3.2a
                          CERTIFICATE OF AMENDMENT

                                   TO THE

            AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                             INKTOMI CORPORATION



     The undersigned, David C. Peterschmidt and Timothy Stevens, hereby certify that:

     1. They are the duly elected and acting President and Assistant Secretary, respectively, of Inktomi Corporation, a Delaware corporation, which was originally incorporated in the State of Delaware on November 12, 1996.

     2. Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                 "Article IV

     The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 310,000,000 shares. The number of shares of Common Stock authorized is 300,000,000. The number of shares of Preferred Stock authorized is 10,000,000.

     The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:
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        a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

        b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

        c) the right or obligation, if any, of the Company to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

        d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

        e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

        f) the obligation, if any, of the Company to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

        g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

        h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

        i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Company, acting in accordance with this Amended and Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation."


     3.  The Board of Directors has duly approved the foregoing Amendment.

     4. The foregoing Amendment has been duly approved by the required vote of shareholders in accordance with Sections 242 of the Delaware General Corporation Law. The total number of outstanding shares of Common Stock of this corporation as of the record date

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was 24,314,409 shares. No shares of Preferred Stock were outstanding. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock.

     The undersigned further certify under penalty of perjury that they have read the foregoing Amendment and know the contents thereof, and that the statements therein are true.

     IN WITNESS WHEREOF, the undersigned have executed this certificate at San Mateo, California on April 2, 1999.




                                     -----------------------------------------
                                     David C. Peterschmidt, President


                                     -----------------------------------------
                                     Timothy Stevens, Assistant Secretary

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